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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                   ----------


                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                November 14, 1996

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                                   TEXACO INC.
             (Exact name of registrant as specified in its charter)



             Delaware                      1-27                 74-1383447
(State or other jurisdiction of      (Commission File        (I.R.S. Employer
          incorporation)                  Number)         Identification Number)



       2000 Westchester Avenue,                                    10650
        White Plains, New York                                   (Zip Code)
 (Address of principal executive offices)

                                 (914) 253-4000

              (Registrant's telephone number, including area code)


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Item 5. Other Events
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1.       On November 15, 1996, the  Registrant  announced that it had reached an
         Agreement in Principle to settle a purported class action filed against
         the Registrant  in   1994   for   allegedly    discriminating   against
         African-American employees, principally with respect to promotions.

         Under the settlement, which is subject to approval by the United States District Court for the Southern District of New York (District Court), Texaco agreed to provide a payment to members of the plaintiff-class in the amount of $115 million, provide a one-time salary increase totalling approximately $4 million during 1997 to all current African-American salaried employees who are in the plaintiff-class and make certain changes and additions to its human resources programs, including the creation of an Equality and Tolerance Task Force which will be charged with reviewing Texaco's human resources programs, designing changes as they deem necessary and monitoring the progress made in those programs.

         After recognizing previously established litigation reserves and expected recoveries, as well as the favorable resolution of certain unrelated issues, there will be no impact on fourth quarter 1996 results related to the $115 million payment to members of the plaintiff-class.

         In this matter, on November 15, 1996 the Registrant issued a Press Release entitled "Texaco Announces Settlement in Class Action Lawsuit," a copy of which is attached hereto as Exhibit 99.1 and made a part hereof.

 2. On November 14, 1996, a second purported derivative action was filed in the District Court against the Registrant, as nominal defendant, its directors and certain current and former officers and employees. The suit alleges, among other things, that the directors violated their fiduciary duties in connection with alleged discriminatory employment practices. The suit seeks, among other things, damages, return of compensation, an order prohibiting future violations, controls to prevent future violations, fees and expenses.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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(c)      Exhibits

     99.1 Press Release issued by Texaco Inc. dated November 15, 1996, entitled "Texaco Announces Settlement in Class Action Lawsuit."


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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                             TEXACO INC.
                                                          ---------------------
                                                             (Registrant)





                                                      By:  Carl B. Davidson
                                                          ---------------------
                                                 (Vice President and Secretary)





Date:  November 22, 1996
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